UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2009
Artfest International, Inc.
(Exact Name of registrant as specified in charter)

Nevada	000-49676	30- 0177020
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

The Madison Building
15851 Dallas Parkway, Suite 600
Addison, Texas 75001
(Address of Principal Executive Offices, Including Zip Code)

(877) 278-6672
(Registrant's Telephone Number, Including Area Code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In order to fulfill the Registrant’s obligations pursuant to the terms of an Acquisition Agreement dated October 27, 2009 (the “Acquisition Agreement”), a copy of which is attached hereto, whereby the Registrant acquired 100% of the assets of Luxor International, Inc., in exchange for five million ($5,000,000) dollars, to be paid in the form of four million (4,000,000) shares of the Corporation valued at $1.00 per share and $1,000,000 dollars in cash.  The Acquisition Agreement was approved by a board resolution duly adopted at a meeting of the Board of Directors on October 20, 2009; the closing of the transactions detailed in the Acquisition Agreement was signed on October 28, 2009.

Item 9.01 Exhibit

Exhibit 10.1	Artfest International, Inc Acquisition Agreement of Luxor International, Inc. dated October 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artfest International, Inc.

Date:	October 28, 2009	By: /s/ Edward Vakser
Edward Vasker,
Chief Executive Officer